Exhibit 99.3

EMAIL TO CUSTOMERS

To Our Valued Customers:

Earlier today, we announced the exciting news that Interline Brands Inc. has signed a definitive agreement to be acquired by affiliates of GS Capital Partners LP (“GS Capital Partners”) and P2 Capital Partners, LLC (“P2 Capital Partners”).  This agreement represents an exciting opportunity with new partners, while allowing us to remain laser-focused on our goals and capabilities.

GS Capital Partners is one of the world’s leading private equity investors and the fund through which Goldman Sachs invests capital on behalf of its clients and itself in large, privately negotiated transactions.  P2 Capital Partners, a shareholder of Interline, is a leading investment firm that applies a private equity approach to investing in the public market.  Together, they share our vision of delivering a world class customer experience. Simply put, with our new partners we plan to continue to enhance our technology, product bundles, service levels, distribution capabilities and market leadership in each of our end markets. Additionally, without the short-term pressure of public investor expectations, we can continue to invest in our business to better meet your short and long-term needs. Finally, as I hope you know, Interline has thrived in both public and private settings throughout our company’s history.

While we are still very early in this process, we remain committed to ongoing, transparent dialogue and will provide you updates as appropriate.  In the meantime, it is business as usual - delivering outstanding value to you remains our number one priority, and none of our priorities, commitments or team members have changed.  Since we will continue to operate exactly as we always have, you can continue to expect the same high quality of products, services and professionals.

We have never been more excited about the prospects and capabilities of our Company.  We have great brands and a terrific team, with some of the best sales professionals in the business, and we plan to continue to execute on our strategy to provide world class products and service to our customers.

Thank you for your continued business and loyalty.  We look forward to an even brighter future together.

Sincerely,

Michael Grebe

Chairman and Chief Executive Officer

Interline Brands, Inc.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Isabelle Holding Company Inc. (“Parent”), Isabelle Acquisition Sub Inc. (“Merger Sub”) and Interline Brands, Inc. (the “Company”), future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of the Company’s shareholders to approve the transaction.  Additional factors that may affect future results are contained in each company’s filings with the Securities and Exchange Commission (“SEC”), including each company’s Annual Report on Form 10-K for the year ended December 30, 2011, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, the Company plans to file with the SEC a Proxy Statement.  Investors and security holders of the Company are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about the Company, the proposed transaction and related matters.  The final Proxy Statement will be mailed to shareholders of the Company.  Investors and security holders of the Company will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about the Company, without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from the Company by directing a request to the Company, Investor Relations, 701 San Marco Boulevard,, Jacksonville, FL 32207 or at the Company’s Investor Relations page on its corporate website at http://ir.interlinebrands.com.

PARTICIPANTS IN SOLICITATION

The Company and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the proposed transaction.  Information regarding the Company’s participants is available in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 and the Company’s proxy statement, dated March 23, 2012, for its 2012 Annual Meeting of Shareholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.